UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2003

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500 Portland, Oregon	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-274-2300

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.	Regulation FD Disclosure

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This exhibit is not filed, but furnished pursuant to Regulation FD:

99.1            Press release dated July 2, 2003 regarding Crown Pacific Partners, L.P.’s announcement that the Bankruptcy Court has approved a $40 million DIP financing agreement.

Item 9.  Regulation FD Disclosure

On July 2, 2003 Crown Pacific Partners, L.P. issued a press release announcing that it had received an interim order from the Bankruptcy Court approving the implementation of a $40 million debtor-in-possession (DIP) loan facility previously arranged with The CIT Group/Business Credit, Inc., a unit of CIT Group.

With the implementation of the DIP facility, the Partnership should have adequate liquidity to pay its vendors for goods and services delivered to the Partnership after the filing of Chapter 11 petitions on behalf of the Partnership and its affiliates on June 29, 2003.  During the reorganization process, vendors who deliver goods and provide services to the Partnership receive priority payment protection for such goods and services under the bankruptcy law.

A copy of the July 2, 2003 press release is included as exhibit 99.1 hereto. This  information is being furnished under Item 9 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2003	CROWN PACIFIC PARTNERS, L.P.

By: Crown Pacific Management Limited Partnership, as General Partner

	By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)